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                                                                    Exhibit 23.1


[DELOITTE HASKINS & SELLS LETTERHEAD]                  DELOITTE HASKINS & SELLS
                                                       Chartered Accountants
                                                       12, Dr. Annie Besant Road
                                                       Opp. Shiv Sagar Estate
                                                       Worli, Mumbai 400 018
                                                       India.

                                                       Tel.: +91 (22) 6667 9000
                                                       Fax:  +91 (22) 6667 9100



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated September 9, 2006 relating to the consolidated financial statements of Sterlite Industries (India) Limited and Subsidiaries appearing in the prospectus, which is part of this Registration Statement, and of our report dated September 9, 2006 relating to the financial statements schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Information" and "Experts" in such prospectus.



/s/ DELOITTE HASKINS & SELLS

DELOITTE HASKINS & SELLS
Mumbai, Maharashtra, India
November 15, 2006